                             AMENDED AND RESTATED
                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                      with

                      MORGAN STANLEY DEAN WITTER TRUST FSB




















660377                                                        [open-end funds]

                               TABLE OF CONTENTS
                               -----------------


                                                                                PAGE
                                                                               -----
Article 1      Terms of Appointment ........................................      1
Article 2      Fees and Expenses ...........................................      2
Article 3      Representations and Warranties of MSDW TRUST ................      3
Article 4      Representations and Warranties of the Fund ..................      3
Article 5      Duty of Care and Indemnification ............................      3
Article 6      Documents and Covenants of the Fund and MSDW TRUST ..........      5
Article 7      Duration and Termination of Agreement .......................      6
Article 8      Assignment ..................................................      6
Article 9      Affiliations ................................................      6
Article 10     Amendment ...................................................      6
Article 11     Applicable Law ..............................................      6
Article 12     Miscellaneous ...............................................      7
Article 13     Merger of Agreement .........................................      7
Article 14     Personal Liability ..........................................      7

           AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT
           ----------------------------------------------------------

     AGREEMENT made as of August 1, 1997, and amended on June 22, 1998 and September 1, 2000, by and between each of the Funds listed on the signature pages hereof, each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each such Fund hereinafter referred to as the "Fund"), each such Fund having its principal office and place of business at Two World Trade Center, New York, New York, 10048, and MORGAN STANLEY DEAN WITTER TRUST FSB ("MSDW TRUST"), a federally chartered savings bank, having its principal office and place of business at Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311.

     WHEREAS, the Fund desires to appoint MSDW TRUST as its transfer agent, dividend disbursing agent and shareholder servicing agent and MSDW TRUST desires to accept such appointment;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


ARTICLE 1 TERMS OF APPOINTMENT; DUTIES OF MSDW TRUST

     1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints MSDW TRUST to act as, and MSDW TRUST agrees to act as, the transfer agent for each series and class of shares of the Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent in connection with any accumulation, open-account or similar plans provided to the holders of such Shares ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.


     1.2 MSDW TRUST agrees that it will perform the following services:

         (a) In accordance with procedures established from time to time by agreement between the Fund and MSDW TRUST, MSDW TRUST shall:

            (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the assets of the Fund (the "Custodian");

            (ii) Pursuant to purchase orders, issue the appropriate number of Shares and issue certificates therefor or hold such Shares in book form in the appropriate Shareholder account;

            (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

            (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

            (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

            (vi) Prepare and transmit payments for dividends and distributions declared by the Fund;

            (vii) Calculate any sales charges payable by a Shareholder on purchases and/or redemptions of Shares of the Fund as such charges may be reflected in the prospectus;

            (viii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

            (ix) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. MSDW TRUST shall also provide to the Fund on a regular basis the total number of Shares that are authorized, issued and outstanding and shall notify the Fund in case any proposed issue of Shares by the Fund would result in an overissue. In case any issue of Shares would result in an overissue, MSDW TRUST shall refuse to issue such Shares and shall not countersign and issue any certificates requested for such Shares. When recording the issuance of Shares, MSDW TRUST shall have no obligation to take cognizance of any Blue Sky laws relating to the issue of sale of such Shares, which functions shall be the sole responsibility of the Fund.

         (b) In addition to and not in lieu of the services set forth in the above paragraph (a), MSDW TRUST shall:

            (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, shareholder servicing agent in connection with dividend reinvestment, accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders and providing Shareholder account information;

            (ii) open any and all bank accounts which may be necessary or appropriate in order to provide the foregoing services; and

            (iii) provide a system that will enable the Fund to monitor the total number of Shares sold in each State or other jurisdiction.

         (c) In addition, the Fund shall:

            (i) identify to MSDW TRUST in writing those transactions and assets to be treated as exempt from Blue Sky reporting for each State; and

            (ii) verify the inclusion on the system prior to activation of each State in which Fund shares may be sold and thereafter monitor the daily purchases and sales for shareholders in each State. The responsibility of MSDW TRUST for the Fund's status under the securities laws of any State or other jurisdiction is limited to the inclusion on the system of each State as to which the Fund has informed MSDW TRUST that shares may be sold in compliance with state securities laws and the reporting of purchases and sales in each such State to the Fund as provided above and as agreed from time to time by the Fund and MSDW TRUST.

         (d) MSDW TRUST shall provide such additional services and functions not specifically described herein as may be mutually agreed between MSDW TRUST and the Fund. Procedures applicable to such services may be established from time to time by agreement between the Fund and MSDW TRUST.

ARTICLE 2 FEES AND EXPENSES

     2.1 For performance by MSDW TRUST pursuant to this Agreement, each Fund agrees to pay MSDW TRUST an annual maintenance fee for each Shareholder account and certain transactional fees, if applicable, as set out in the respective fee schedule attached hereto as Schedule A. Such fee shall be increased or decreased on August 1st of each year by an amount equal to the change in the Consumer Price Index-Financial Services (All Urban Consumers), as published by the Bureau of Labor Statistics of the United States Department of Labor (or another comparable measure of employee wages and salaries and employer costs for employee benefits as mutually agreed to by the Fund and MSDW Trust) for the twelve-month period ending on March 31st of that year and shall be reflected in a revised Schedule A dated as of August 1 of each year. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and MSDW TRUST.

     2.2 In addition to the fees paid under Section 2.1 above, the Fund agrees to reimburse MSDW TRUST for out of pocket expenses in connection with the services rendered by MSDW TRUST hereunder. In addition, any other expenses incurred by MSDW TRUST at the request or with the consent of the Fund will be reimbursed by the Fund.

     2.3 The Fund agrees to pay all fees and reimbursable expenses within a reasonable period of time following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to MSDW TRUST by the Fund upon request prior to the mailing date of such materials.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MSDW TRUST

     MSDW TRUST represents and warrants to the Fund that:

     3.1 It is a federally chartered savings bank whose principal office is in New Jersey.

     3.2 It is and will remain registered with the U.S. Securities and Exchange Commission ("SEC") as a Transfer Agent pursuant to the requirements of Section 17A of the 1934 Act.

     3.3 It is empowered under applicable laws and by its charter and By-Laws to enter into and perform this Agreement.

     3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE FUND

     The Fund represents and warrants to MSDW TRUST that:

     4.1 It is a corporation duly organized and existing and in good standing under the laws of Delaware or Maryland or a trust duly organized and existing and in good standing under the laws of Massachusetts, as the case may be.

     4.2 It is empowered under applicable laws and by its Articles of Incorporation or Declaration of Trust, as the case may be, and under its By-Laws to enter into and perform this Agreement.

     4.3 All corporate proceedings necessary to authorize it to enter into and perform this Agreement have been taken.

     4.4 It is an investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act").

     4.5 A registration statement under the Securities Act of 1933 (the "1933 Act") is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

ARTICLE 5 DUTY OF CARE AND INDEMNIFICATION

     5.1 MSDW TRUST shall not be responsible for, and the Fund shall indemnify and hold MSDW TRUST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of MSDW TRUST or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of breach of any representation or warranty of the Fund hereunder.

         (c) The reliance on or use by MSDW TRUST or its agents or subcontractors of information, records and documents which (i) are received by MSDW TRUST or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

         (d) The reliance on, or the carrying out by MSDW TRUST or its agents or subcontractors of, any instructions or requests of the Fund.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that notice of offering of such Shares in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.

     5.2 MSDW TRUST shall indemnify and hold the Fund harmless from or against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by MSDW TRUST as a result of the lack of good faith, negligence or willful misconduct of MSDW TRUST, its officers, employees or agents.

     5.3 At any time, MSDW TRUST may apply to any officer of the Fund for instructions, and may consult with legal counsel to the Fund, with respect to any matter arising in connection with the services to be performed by MSDW TRUST under this Agreement, and MSDW TRUST and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. MSDW TRUST, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to MSDW TRUST or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. MSDW TRUST, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     5.6 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 6 DOCUMENTS AND COVENANTS OF THE FUND AND MSDW TRUST

     6.1 The Fund shall promptly furnish to MSDW TRUST the following, unless previously furnished to Dean Witter Trust Company, the prior transfer agent of the Fund:

         (a) If a corporation:

            (i) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of MSDW TRUST and the execution and delivery of this Agreement;

            (ii) A certified copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto;

            (iii) Certified copies of each vote of the Board of Directors designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund;

            (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Directors, with a certificate of the Secretary of the Fund as to such approval;

         (b) If a business trust:

            (i) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of MSDW TRUST and the execution and delivery of this Agreement;

            (ii) A certified copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto;

            (iii) Certified copies of each vote of the Board of Trustees designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund;

            (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Trustees, with a certificate of the Secretary of the Fund as to such approval;

         (c) The current registration statements and any amendments and supplements thereto filed with the SEC pursuant to the requirements of the 1933 Act or the 1940 Act;

         (d) All account application forms or other documents relating to Shareholder accounts and/or relating to any plan, program or service offered or to be offered by the Fund; and

         (e) Such other certificates, documents or opinions as MSDW TRUST deems to be appropriate or necessary for the proper performance of its duties.

     6.2 MSDW TRUST hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of Share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     6.3 MSDW TRUST shall prepare and keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable laws and regulations. To the extent required by Section 31 of the 1940 Act, and the rules and regulations thereunder, MSDW TRUST agrees that all such records prepared or maintained by MSDW TRUST relating to the services performed by MSDW TRUST hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the rules and regulations thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.

     6.4 MSDW TRUST and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of MSDW TRUST and the Fund.

     6.5 In case of any request or demands for the inspection of the Shareholder records of the Fund, MSDW TRUST will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. MSDW TRUST reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

ARTICLE 7 DURATION AND TERMINATION OF AGREEMENT

     7.1 This Agreement shall remain in full force and effect until August 1, 2001 and from year-to-year thereafter unless terminated by either party as provided in Section 7.2 hereof.

     7.2 This Agreement may be terminated by the Fund on 60 days written notice, and by MSDW TRUST on 90 days written notice, to the other party without payment of any penalty.

     7.3 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Fund. Additionally, MSDW TRUST reserves the right to charge for any other reasonable fees and expenses associated with such termination.

ARTICLE 8 ASSIGNMENT

     8.1 Except as provided in Section 8.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     8.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     8.3 MSDW TRUST may, in its sole discretion and without further consent by the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to companies which are affiliated with MSDW TRUST; provided, however, that such person or entity has and maintains the qualifications, if any, required to perform such obligations and duties, and that MSDW TRUST shall be as fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts or omissions under this Agreement.

ARTICLE 9 AFFILIATIONS

     9.1 MSDW TRUST may now or hereafter, without the consent of or notice to the Fund, function as transfer agent and/or shareholder servicing agent for any other investment company registered with the SEC under the 1940 Act and for any other issuer, including without limitation any investment company whose adviser, administrator, sponsor or principal underwriter is or may become affiliated with Morgan Stanley Dean Witter & Co. or any of its direct or indirect subsidiaries or affiliates.

     9.2 It is understood and agreed that the Directors or Trustees (as the case may be), officers, employees, agents and shareholders of the Fund, and the directors, officers, employees, agents and shareholders of the Fund's investment adviser and/or distributor, are or may be interested in MSDW TRUST as directors, officers, employees, agents and shareholders or otherwise, and that the directors, officers, employees, agents and shareholders of MSDW TRUST may be interested in the Fund as Directors or Trustees (as the case may be), officers, employees, agents and shareholders or otherwise, or in the investment adviser and/or distributor as directors, officers, employees, agents, shareholders or otherwise.

ARTICLE 10 AMENDMENT

     10.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors or the Board of Trustees (as the case may be) of the Fund.

ARTICLE 11 APPLICABLE LAW

     11.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

ARTICLE 12 MISCELLANEOUS

     12.1 In the event that one or more additional investment companies managed or administered by Morgan Stanley Dean Witter Advisors Inc. or any of its affiliates ("Additional Funds") desires to retain MSDW TRUST to act as transfer agent, dividend disbursing agent and/or shareholder servicing agent, and MSDW TRUST desires to render such services, such services shall be provided pursuant to a letter agreement, substantially in the form of Exhibit A hereto, between MSDW TRUST and each Additional Fund.

     12.2 In the event of an alleged loss or destruction of any Share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to MSDW TRUST an affidavit of loss or non-receipt by the holder of Shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to MSDW TRUST and the Fund issued by a surety company satisfactory to MSDW TRUST, except that MSDW TRUST may accept an affidavit of loss and indemnity agreement executed by the registered holder (or legal representative) without surety in such form as MSDW TRUST deems appropriate indemnifying MSDW TRUST and the Fund for the issuance of a replacement certificate, in cases where the alleged loss is in the amount of $1,000 or less.

     12.3 In the event that any check or other order for payment of money on the account of any Shareholder or new investor is returned unpaid for any reason, MSDW TRUST will (a) give prompt notification to the Fund's distributor ("Distributor") (or to the Fund if the Fund acts as its own distributor) of such non-payment; and (b) take such other action, including imposition of a reasonable processing or handling fee, as MSDW TRUST may, in its sole discretion, deem appropriate or as the Fund and, if applicable, the Distributor may instruct MSDW TRUST.

     12.4 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or to MSDW TRUST shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


To the Fund:

[Name of Fund]
Two World Trade Center
New York, New York 10048

Attention: General Counsel

To MSDW TRUST:

Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center
Plaza Two
Jersey City, New Jersey 07311

Attention: President


ARTICLE 13 MERGER OF AGREEMENT

     13.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

ARTICLE 14 PERSONAL LIABILITY

     14.1 In the case of a Fund organized as a Massachusetts business trust, a copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against, a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                       MORGAN STANLEY DEAN WITTER FUNDS

    TAXABLE MONEY MARKET FUNDS

 1. Active Assets Government Securities Trust
 2. Active Assets Institutional Money Trust
 3. Active Assets Money Trust
 4. Active Assets Premier Money Trust
 5. Morgan Stanley Dean Witter Liquid Asset Fund Inc.
 6. Morgan Stanley Dean Witter U.S. Government Money Market Trust

    TAX-EXEMPT MONEY MARKET FUNDS

 7. Active Assets California Tax-Free Trust
 8. Active Assets Tax-Free Trust
 9. Morgan Stanley Dean Witter California Tax-Free Daily Income Trust
10. Morgan Stanley Dean Witter New York Municipal Money Market Trust
11. Morgan Stanley Dean Witter Tax-Free Daily Income Trust

    EQUITY FUNDS

12. Morgan Stanley Dean Witter Aggressive Equity Fund
13. Morgan Stanley Dean Witter American Opportunities Fund
14. Morgan Stanley Dean Witter Capital Growth Securities
15. Morgan Stanley Dean Witter Competitive Edge Fund
16. Morgan Stanley Dean Witter Developing Growth Securities Trust
17. Morgan Stanley Dean Witter Dividend Growth Securities Inc.
18. Morgan Stanley Dean Witter Equity Fund
19. Morgan Stanley Dean Witter European Growth Fund Inc.
20. Morgan Stanley Dean Witter Financial Services Trust
21. Morgan Stanley Dean Witter Fund of Funds
22. Morgan Stanley Dean Witter Global Dividend Growth Securities
23. Morgan Stanley Dean Witter Global Utilities Fund
24. Morgan Stanley Dean Witter Growth Fund
25. Morgan Stanley Dean Witter Health Sciences Trust
26. Morgan Stanley Dean Witter Income Builder Fund
27. Morgan Stanley Dean Witter Information Fund
28. Morgan Stanley Dean Witter International Fund
29. Morgan Stanley Dean Witter International SmallCap Fund
30. Morgan Stanley Dean Witter Japan Fund
31. Morgan Stanley Dean Witter Latin American Growth Fund
32. Morgan Stanley Dean Witter Market Leader Trust
33. Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities
34. Morgan Stanley Dean Witter Mid-Cap Equity Trust
35. Morgan Stanley Dean Witter Natural Resource Development Securities Inc.
36. Morgan Stanley Dean Witter New Discoveries Fund

37. Morgan Stanley Dean Witter Next Generation Trust
38. Morgan Stanley Dean Witter Pacific Growth Fund Inc.
39. Morgan Stanley Dean Witter Real Estate Fund
40. Morgan Stanley Dean Witter Small Cap Growth Fund
41. Morgan Stanley Dean Witter S&P 500 Index Fund
42. Morgan Stanley Dean Witter S&P 500 Select Fund
43. Morgan Stanley Dean Witter Special Value Fund
44. Morgan Stanley Dean Witter Tax-Managed Growth Fund
45. Morgan Stanley Dean Witter Technology Fund
46. Morgan Stanley Dean Witter Total Market Index Fund
47. Morgan Stanley Dean Witter Total Return Trust
48. Morgan Stanley Dean Witter 21st Century Trend Fund
49. Morgan Stanley Dean Witter Utilities Fund
50. Morgan Stanley Dean Witter Value-Added Market Series
51. Morgan Stanley Dean Witter Value Fund

    BALANCED FUNDS

52. Morgan Stanley Dean Witter Balanced Growth Fund
53. Morgan Stanley Dean Witter Balanced Income Fund

    ASSET ALLOCATION FUND

54. Morgan Stanley Dean Witter Strategist Fund

    TAXABLE FIXED-INCOME FUNDS

55. Morgan Stanley Dean Witter Convertible Securities Trust
56. Morgan Stanley Dean Witter Diversified Income Trust
57. Morgan Stanley Dean Witter Federal Securities Trust
58. Morgan Stanley Dean Witter High Yield Securities Inc
59. Morgan Stanley Dean Witter Intermediate Income Securities
60. Morgan Stanley Dean Witter North American Government Income Trust
61. Morgan Stanley Dean Witter Short-Term Bond Fund
62. Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust
63. Morgan Stanley Dean Witter U.S. Government Securities Trust
64. Morgan Stanley Dean Witter World Wide Income Trust

    TAX-EXEMPT FIXED-INCOME FUNDS

65. Morgan Stanley Dean Witter California Tax-Free Income Fund
66. Morgan Stanley Dean Witter Hawaii Municipal Trust
67. Morgan Stanley Dean Witter Limited Term Municipal Trust
68. Morgan Stanley Dean Witter Multi-State Municipal Series Trust
69. Morgan Stanley Dean Witter New York Tax-Free Income Fund
70. Morgan Stanley Dean Witter Select Municipal Reinvestment Fund
71. Morgan Stanley Dean Witter Tax-Exempt Securities Trust

    SPECIAL PURPOSE FUNDS

72. Morgan Stanley Dean Witter Select Dimensions Investment Series
73. Morgan Stanley Dean Witter Variable Investment Series












                                     By: /s/ Barry Fink
                                         -------------------------------
                                         Barry Fink
                                         Vice President and General Counsel


ATTEST:




/s/ Todd Lebo
-------------------------------
Assistant Secretary




                                     MORGAN STANLEY DEAN WITTER TRUST FSB




                                     By: /s/ Jonathan Thomas
                                         -------------------------------
                                         Jonathan Thomas
                                         President


ATTEST:




/s/ Geoffrey Flynn
-------------------------------
Executive Vice President

                                    EXHIBIT A
                                    ---------


Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center
Plaza Two
Jersey City, NJ 07311


Gentlemen:

     The undersigned, (inset name of investment company) a (Massachusetts business trust/Maryland corporation) (the "Fund"), desires to employ and appoint Morgan Stanley Dean Witter Trust FSB ("MSDW TRUST") to act as transfer agent for each series and class of shares of the Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent, registrar and agent in connection with any accumulation, open-account or similar plan provided to the holders of Shares, including without limitation any periodic investment plan or periodic withdrawal plan.

     The Fund hereby agrees that, in consideration for the payment by the Fund to MSDW TRUST of fees as set out in the fee schedule attached hereto as Schedule A, MSDW TRUST shall provide such services to the Fund pursuant to the terms and conditions set forth in the Transfer Agency and Service Agreement annexed hereto, as if the Fund was a signatory thereto.

     Please indicate MSDW TRUST's acceptance of employment and appointment by the Fund in the capacities set forth above by so indicating in the space provided below.



                                      Very truly yours,

                                      (name of fund)




                                      By:
                                         ------------------------------------
                                         Barry Fink
                                         Vice President and General Counsel



ACCEPTED AND AGREED TO:


MORGAN STANLEY DEAN WITTER TRUST FSB


By:
   ----------------------------------------


Its:
    ----------------------------------------


Date:
     --------------------------------------




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

                                   SCHEDULE A
                                   ----------




                     MORGAN STANLEY DEAN WITTER TRUST FSB
                     SHAREHOLDER ACCOUNT MAINTENANCE FEES






                                  RATES PER NEW TRANSFER
                                  AGENCY AGREEMENT AS OF
                                  SEPTEMBER 1, 2000
                                  ---------------------------
Money Market                      $15.70
 US Government Securities Trust     9.95
 US Government Securities Trust
  -- Over 50,000                    5.20
 AAA Funds                         11.75
Fixed Income Funds                 13.80
Equity Funds                       13.25
Closed End Funds                   10.20
 Prime Income Trust                10.45
Insurance Products:
 Select Dimensions                $500 per annum per account
 Variable Investment              $500 per annum per account

A fee equal to 1/12 of the fee set forth above, for providing Forms 1099 for accounts closed during the year, payable following the end of the calendar year (this does not apply to Select Dimensions and Variable Investment). Out-of-pocket expenses in accordance with Section 2.2 of the Agreement. Fees for additional services not set forth in this Agreement shall be as negotiated between the parties.


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